UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

August 15, 2022

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On August 15, 2022, Intevac, Inc. (the “Company”) announced the hiring of John Dickinson as Vice President of Operations. Mr. Dickinson is expected to commence employment with the Company on September 1, 2022. A copy of the press release announcing Mr. Dickinson’s hiring is attached hereto as Exhibit 99.1.

Mr. Dickinson, age 54, joins Intevac from Applied Materials, Inc. a leading provider of process equipment for the semiconductor and display industries, where he served as director, mechanical engineer within the ICAPS group (encompassing chips for IoT, communications, automotive, power, and sensors) from April 2021 to August 2022. Prior to Applied Materials, Mr. Dickinson served as managing director of the Livermore Business Unit of Ferrotec USA, an electronics component manufacturing company, where he was the head of operations for both the e-beam deposition and contract manufacturing divisions serving semiconductor capital equipment OEMs, from January 2018 to April 2021. Prior to Ferrotec, Mr. Dickinson spent nine years at Applied Materials, where he served as applications engineering director, distinguished member of the technical staff. Prior to Applied Materials, Mr. Dickinson spent 17 years in various management and engineering roles at BOC Edwards, a global vacuum technology company. Mr. Dickinson holds a master’s degree in mechanical engineering and materials from the University of London.

Pursuant to an “at will” employment offer letter with the Company, Mr. Dickinson’s initial annual base salary will be $325,000 and he will be eligible to participate in the Company’s Annual Incentive Plan, with an initial performance-based target bonus opportunity of 60% of his then-current base salary (with a minimum guaranteed bonus of $100,000 for 2022). As a material inducement to Mr. Dickinson accepting employment with the Company, the Company will recommend that Mr. Dickinson be granted (i) an award of 50,000 restricted stock units (“RSUs”) that will be scheduled to vest in equal annual installments over three years and (ii) an award of 41,300 performance-based RSUs (“PRSUs”) at target (82,600 PRSUs at maximum performance), which will vest, if at all, based on the same stock price hurdle metrics as the PRSUs described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2022. Mr. Dickinson’s RSU and PRSU awards will be subject to the terms, definitions and provisions of the Company’s 2022 Inducement Equity Incentive Plan and award agreements thereunder.

There are no family relationships between Mr. Dickinson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Dickinson and any other person pursuant to which Mr. Dickinson was appointed Vice President of Operations of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 15, 2022

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: August 15, 2022	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer, Secretary and Treasurer